Exhibit 99.1

Enovis (formerly Colfax) Completes Spin-off of ESAB Corporation

WILMINGTON, DE, April 5, 2022 (GLOBE NEWSWIRE)—Enovis Corporation (“Enovis” or the “Company”) (NYSE: ENOV), an innovation-driven medical technology growth company formerly known as Colfax Corporation, announced today the completion of its previously announced separation (the “Separation”) of its fabrication technology business into an independent, publicly traded company, ESAB Corporation (“ESAB”) (NYSE: ESAB). Immediately following the Separation, Enovis effected its previously announced reverse stock split of all issued and outstanding shares of Enovis common stock at a one-for-three ratio.

Enovis and ESAB common stock will each begin regular-way trading today, April 5, 2022, on the New York Stock Exchange under the ticker symbols “ENOV” and “ESAB”, respectively.

“With the successful completion of the Separation, both ESAB and Enovis are well-positioned to create significant value for their associates, customers, shareholders and communities around the world,” said Matt Trerotola, Chief Executive Officer of Enovis. “We are thrilled about each company’s bright future that is fueled by strong global teams, powerful innovation engines and a commitment to continuous improvement.”

In connection with the Separation, on April 4, 2022, Enovis shareholders received one share of ESAB common stock for every three shares of Enovis common stock held at the close of business on March 22, 2022. Fractional shares will be aggregated and sold into the public market and the proceeds distributed pro rata to Enovis shareholders who otherwise would have received such fractional shares. The shares will be credited to “street name” shareholders through the Depository Trust Corporation.

Approximately 54 million shares, or 90%, of ESAB’s common stock were distributed to Enovis shareholders, and approximately 6 million shares, or 10%, of ESAB’s common stock, were retained by Enovis, which intends to divest such shares within 12 months after the Separation in a tax-efficient exchange for its outstanding debt.

ABOUT ENOVIS™

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuel active lifestyles in orthopedics and beyond. For more information about Enovis, please visit www.enovis.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, objectives, outlook, expectations and intentions, including the anticipated benefits of the separation of Enovis’ fabrication technology and specialty medical technology businesses (the “Separation”) and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions; material delays and cancellations of medical procedures; supply chain disruptions; the impact on creditworthiness and financial viability of customers; Enovis’ ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes; the ability to realize the anticipated benefits of the Separation, developments related to the impact of the COVID-19 pandemic on the Separation, and the financial and operating performance of each company following the Separation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

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Derek Leckow

Vice President, Investor Relations

Enovis Corporation

+1-302-252-9129

investorrelations@enovis.com

Source: Enovis Corporation